                                                                     EXHIBIT 23



                         Consent of Independent Auditors


We consent to the reference to our firm under Item 7, Financial Statements and Exhibits and to the use of our report dated January 28, 2000, with respect to the consolidated financial statements of Keystone Financial, Inc. (KFI) and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, incorporated by reference in this Form 8-K/A of M&T Bank Corporation (M&T) regarding the business combination of KFI and M&T.



                                                           Ernst & Young


Pittsburgh, Pennsylvania
December 15, 2000